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EXHIBIT 23.2






                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Warren Bancorp, Inc.:

We consent to the incorporation by reference in the Registration Statements, (Nos. 33-27899, 33-47899, 33-94104, 33-71240 and 333-56625) on Form S-8 of
Warren Bancorp, Inc., of our report dated January 23, 1997, relating to the consolidated statements of operations, changes in stockholders' equity and cash flows of Warren Bancorp, Inc. for the year ended December 31, 1996, which report appears in the December 31, 1998 annual report on Form 10K of Warren Bancorp, Inc.



                                                              KPMG LLP


Boston Massachusetts
March 22, 1999